Exhibit (d)(iv)

VOID IF NOT RECEIVED BY THE SUBSCRIPTION AGENT BEFORE 5:00 P.M.

NEW YORK TIME ON THE EXPIRATION DATE

Control No.	Maximum Primary Subscription Shares Available
THE GABELLI GLOBAL DEAL FUND

SUBSCRIPTION RIGHTS FOR PREFERRED STOCK

Dear Stockholder:

IN ORDER TO EXERCISE YOUR RIGHTS, YOU MUST COMPLETE THE REVERSE SIDE OF THE TEAR OFF CARD.

As the registered owner of the Subscription Certificate below, you are entitled to subscribe for the number of shares of Preferred Stock of The Gabelli Global Deal Fund (the "Fund"), shown above pursuant to the [Primary] Subscription Right and upon the terms and conditions and at the Subscription Price for each share of Preferred Stock specified in the Prospectus Supplement relating thereto.  [The Rights represented hereby include the Over-Subscription Privilege for Rights holders, as described in the Prospectus Supplement.]  Under the Privilege, any number of additional shares may be purchased by a Rights holder if such shares are available[, or if Secondary Over-Subscription Shares are issued by the Fund,] and the holder’s [Primary] Subscription Rights have been fully exercised to the extent possible.

Registered owners who are participants in The Gabelli Global Deal Fund Automatic Dividend Reinvestment and Voluntary Cash Purchase Plan will receive their primary and oversubscription shares via an uncertificated share credit to their existing accounts.

THE SUBSCRIPTION RIGHT IS TRANSFERABLE

Payment must be in United States dollars.  Only money orders or checks drawn on a bank located in the continental United States and made payable to The Gabelli Global Deal Fund will be accepted.  Please reference your rights card control number on your check, money order or notice of guaranteed delivery.

VOID IF NOT RECEIVED BY THE SUBSCRIPTION AGENT BEFORE 5:00 P.M.

NEW YORK TIME ON THE EXPIRATION DATE

Control No.	Rights Represented by this Subscription Certificate
CUSIP No. 36240B117	Maximum [Primary] Subscription Shares Available
THE GABELLI GLOBAL DEAL FUND

SUBSCRIPTION RIGHTS FOR PREFERRED STOCK

(Complete appropriate section on reverse side of this form)

The registered owner of this Subscription Certificate named below, or assigns, is entitled to the number of Rights shown above to subscribe for the Preferred Stock of The Gabelli Global Deal Fund (the "Fund"), in the ratio of one share of Preferred Stock for each ten Rights, pursuant to the [Primary] Subscription Right and upon the terms and conditions and at the price for each share of Preferred Stock specified in the Prospectus Supplement relating thereto.  [The Rights represented hereby include the Over-Subscription Privilege for Record Date Stockholders only, as described in the Prospectus Supplement.  Under this Privilege, any number of additional shares may be purchased by a Record Date Stockholder if such shares are available, [or if Secondary Over-Subscription Shares are issued by the Fund,] and the owner's [Primary] Subscription Rights have been fully exercised to the extent possible and the pro rata allocation requirements have been satisfied.  Any refund in connection with an over-subscription will be delivered as soon as practicable after the Expiration Date and after all allocations have been effected.  The Subscription Certificate may be transferred in the same manner and with the same effect as in the case of a negotiable instrument payable to specific persons, by duly completing and signing the assignment on the reverse side hereof.  To subscribe pursuant to the [Primary] Subscription Right, ten Rights and the Subscription Price are required for each share of Preferred Stock.  To subscribe for additional Shares pursuant to the Over-Subscription Privilege, the Subscription Price is required for each share of Preferred Stock, subject to the terms of the Over-Subscription Privilege as described in the Prospectus.  [Payment of $50.00 per share must accompany the Subscription Certificate.]  See reverse side of forms.

To subscribe for your primary shares please complete line "A" on the card below.

Example:

99 shares = 99 rights (99 rights will be AUTOMATICALLY rounded up to 100 rights, the nearest number of rights divisible by ten)

100 rights divided by 10 = 10 primary shares

The maximum number of primary subscription shares would be 10.

A.	10	x $50.00 = $500
(No. of shares)

If you are not subscribing for your full [Primary] Subscription, check box "E" below and we will attempt to sell any remaining unexercised Rights.

To subscribe for any over-subscription shares please complete line "B" below.

Please Note:  Only Record Date Stockholders who have exercised their [Primary] Subscription in full may apply for shares pursuant to the Over-Subscription Privilege.

Payment of Shares: Full payment for [both the primary and over-subscription] shares or a notice of guaranteed delivery must accompany this subscription.  Please reference your rights card control number on your check, money order or notice of guaranteed delivery.

[If the aggregate Subscription Price paid by a Record Date Stockholder is insufficient to purchase the number of shares of Preferred Stock that the holder indicates are being subscribed for, or if a Record Date Stockholder does not specify the number of shares of Preferred Stock to be purchased, then the Record Date Stockholder will be deemed to have exercised first, the [Primary] Subscription Right (if not already fully exercised) and second, the Over-Subscription Privilege to purchase shares of Preferred Stock to the full extent of the payment rendered.  If the aggregate Subscription Price paid by a Record Date Stockholder exceeds the amount necessary to purchase the number of shares of Preferred Stock for which the Record Date Stockholder has indicated an intention to subscribe, then the Record Date Stockholder will be deemed to have exercised first, the Primary Subscription Right (if not already fully exercised) and second, the Over-Subscription Privilege to the full extent of the excess payment tendered.]

Expiration Date ___________, 2008 (unless extended)
PLEASE FILL IN ALL APPLICABLE INFORMATION

To:	[ ]

By Mail: P.O. Box 43078 Providence, RI 02940-30278	By Overnight Courier: [ ]	By Hand: __________________________________

A.	Primary Subscription ___________ x $50.00 = $_________	E.	Sell any Remaining Rights ☐
(10 Rights = 1 share) (No. of Shares) (Purchase Price)
B.	Over-Subscription Privilege ___________ x $50.00 = $_________ (1)	F.	Sell all of my Rights ☐
(Shares) (Purchase Price)
C.	Amount of Check Enclosed = $_________ (or amount in notice of guaranteed delivery)	[(1)
The Over-Subscription Privilege can be exercised only by a Record Date Stockholder, as described in the Prospectus, and only if the Rights initially issued to him are exercised to the fullest extent possible.]

[D.	IF YOU CURRENTLY PARTICIPATE IN THE FUND'S AUTOMATIC DIVIDEND REINVESTMENT AND CASH PURCHASE PLAN AND WISH TO RECEIVE A CERTIFICATE, CHECK HERE ☐]

SECTION 1.  TO SUBSCRIBE: I hereby irrevocably subscribe for the face amount of Preferred Stock indicated as the total of A and B hereon upon the terms and conditions specified in the Prospectus relating thereto, receipt of which is acknowledged. I hereby agree that if I fail to pay for the shares of Preferred Stock for which I have subscribed, the Fund may exercise any of the remedies set forth in the Prospectus.
TO SELL: If I have checked either the box on line E or on line F, I authorize the sale of Rights by the Subscription Agent according to the procedures described in the Prospectus.
SECTION 2. TO TRANSFER RIGHTS (except pursuant to E or F above): For value received, ________ of the Rights represented by the Subscription Certificate are assigned to:
(Print Full Name of Assignee)
(Print Full Address)
Signature(s) of Assignee(s)
Signature(s) of Subscriber(s)
____________________________________________________________________________
Address for delivery of Shares if other than that shown on front
If permanent change of address, check here  ☐
Please give your telephone number: (     ) ____________________________
Please give your e-mail address: ____________________________________

IMPORTANT:The Signature(s) must correspond in every particular, without alteration, with the name(s) as printed on your Subscription Certificate.
Your signature must be guaranteed by:
a) a commercial bank or trust company or
b) a member firm of a domestic stock exchange or
c) a savings bank or credit union.

Signature ______________________________________________________
                               (Name of Bank or Firm)

Guaranteed By: _________________________________________________
            (Signature of Officer and Title)